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                                                                   Exhibit 99.7



                                     CONSENT

The undersigned, who has agreed to serve as a member of the Board of Directors of GlobeSpan, Inc. (the "Company"), hereby grants the Company consent to use his name in its Registration Statement on Form S-4/A and all amendments, including post-effective amendments, to the Registration Statement.

November 1, 2001

                                                              /s/ Hermann Hauser
                                                              ------------------
                                                              Hermann Hauser